Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact : Laura J. Wakeley
717-291-2616
Fulton Financial reports third quarter earnings
     (October 16) — Lancaster, PA — Fulton Financial Corporation (Nasdaq: FULT) earned $33.6 million for the third quarter ended September 30, 2007, a 30.6 percent decrease from the same period in 2006. Diluted net income per share for the quarter decreased to 19 cents, a 32.1 percent decrease from the 28 cents reported in 2006. Diluted net income per share for the quarter decreased 17.4 percent from the 23 cents reported in the second quarter of 2007.
     Net income was $114.5 million for the nine months ended September 30, 2007, a 17.6 percent decrease from the same period in 2006. Diluted net income per share for the first nine months of 2007 decreased to 66 cents, a 17.5 percent decrease from the 80 cents reported in 2006. Total assets at September 30, 2007 were approximately $15.4 billion.
     During the third quarter, the Corporation recorded a $16.0 million charge related to mortgage banking operations at Resource Bank. The Corporation also recorded a gain of approximately $2.1 million ($1.8 million, net of related expenses) related to the resolution of litigation with another bank and the sale of certain assets, each related to the mortgage banking operations of Resource Bank. The $16.0 million charge included $9.9 million related to two specific situations where potential misrepresentation of borrower information exists, $3.6 million related to revaluations of repurchased loans and foreclosed real estate and $2.2 million related to outstanding repurchase requests. The majority of the loss is attributable to Resource Mortgage wholesale branch offices that have been closed or sold. Fulton Mortgage Company now oversees the operations of Resource Mortgage.
     “We continue to deal with the impact of a slow-down in the housing market along with the Resource Mortgage issues,” said R. Scott Smith Jr., Chairman, Chief Executive Officer and President. “Management’s attention is focused on resolving those issues and, based on our analysis, we believe the resulting reserves are adequate for these situations. Out of an
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abundance of caution, we are conducting a review of the records related to mortgages originated by Resource Mortgage. Based on market factors and the results of the review, it is possible that additional reserves may be required in the future.”
     “External factors impacting our earnings are the economy and the direction of interest rates,” continued Smith. “Commercial loan growth was good. However, funding this growth with lower cost deposits remains a challenge as was evident in the reduction of our net interest margin. As anticipated, we are seeing tangible results from our expense reduction initiatives.”
     Loans, net of unearned income, increased $676.3 million, or 6.6 percent, to $11.0 billion at September 30, 2007, compared to $10.3 billion at September 30, 2006. The increase was primarily realized in commercial loans, which grew $382.8 million, or 13.0 percent, and commercial mortgages, which increased $233.1 million, or 7.3 percent. In comparison to the second quarter of 2007, loans, net of unearned income, increased $274.5 million, or 2.6 percent, which was mainly due to growth in commercial loans of $95.4 million, or 3.0 percent, an increase in commercial mortgages of $76.0 million, or 2.3 percent, and residential mortgages, which increased $77.2 million, or 10.5 percent.
     Non-performing assets were $107.0 million, or 0.69 percent of total assets, at September 30, 2007, compared to $46.8 million, or 0.31 percent, at September 30, 2006 and $74.1 million, or 0.49 percent, at June 30, 2007. The $32.9 million, or 44.3 percent, increase in non-performing assets since June 30, 2007 was primarily due to the repurchase of residential mortgages from investors during the third quarter. As of September 30, 2007, the remaining outstanding balances of these repurchased loans classified as non-accrual loans and other real estate owned were approximately $21 million.
     Annualized net charge-offs for the quarter ended September 30, 2007 were 0.08 percent of average total loans, compared to annualized net recoveries of 0.01 percent for the quarter ended September 30, 2006 and annualized net charge-offs of 0.14 percent for the quarter ended June 30, 2007. For the nine months ended September 30, 2007, annualized net charge-offs were 0.07 percent of average total loans, compared to 0.01 percent for the same period in 2006. The provision for loan losses increased $4.1 million for the third quarter of 2007, as compared to the same period in 2006.
     Total deposits at September 30, 2007 of $10.3 billion were relatively unchanged from September 30, 2006. Time deposits increased $279.4 million, or 6.4 percent, offset by a $265.3 million, or 4.5 percent, decrease in demand and savings deposits. In comparison to the second quarter of 2007, total deposits decreased $27.1 million, or 0.3 percent, due to a $147.7 million, or

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2.6 percent, decrease in demand and savings deposits, offset by a $120.7 million, or 2.7 percent, increase in time deposits.
     Net interest income for the third quarter decreased $3.5 million, or 2.8 percent, compared to the third quarter of 2006 and increased $1.5 million, or 1.2 percent, from the second quarter of 2007. Fulton Financial’s net interest margin was 3.62 percent for the third quarter of 2007, 3.85 percent for the third quarter of 2006 and 3.70 percent for second quarter of 2007. During the third quarter of 2006, $3.3 million of interest recoveries on loans added 10 basis points to net interest margin.
     Other income, excluding investment securities losses and gains, increased $1.4 million, or 4.0 percent, in the third quarter of 2007 compared to the same period in 2006. The increase resulted primarily from a $1.8 million increase in other service charges and fees and the $2.1 million gain from the sale of certain mortgage-related assets and the settlement of related lawsuits during the third quarter of 2007. These increases were offset by a decline in gains on sales of mortgage loans. Compared to the second quarter of 2007, other income, excluding security gains and losses, increased $501,000, or 1.4 percent, primarily due to the previously mentioned gain and lawsuit settlement, offset by decreases in gains on sales of mortgage loans and in investment management and trust services.
     Other expenses increased $15.6 million, or 16.8 percent, compared to the third quarter of 2006, to $108.0 million. The increase was due to the additional $16.0 million of contingent losses related to the Corporation’s mortgage banking activities at Resource Bank, offset by a $2.5 million reduction in salaries and employee benefits, due in part to corporate-wide workforce management and centralization initiatives which began during 2007. Compared to the second quarter of 2007, other expenses increased $9.9 million, or 10.1 percent.
     Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which operates more than 260 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; Resource Bank, Virginia Beach, VA and The Columbia Bank, Columbia, MD.
     The Corporation’s financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.
     Residential mortgage lending is offered by all banks through Fulton Mortgage Company or Resource Mortgage.

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     Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
Safe Harbor Statement:
This news release may contain forward-looking statements with respect to our financial condition, results of operations and business. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, the Corporation is making forward-looking statements.
Such forward-looking statements reflect the Corporation’s current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, the Corporation is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct and actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance. The Corporation undertakes no obligation to update or revise any forward-looking statements. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.
Many factors could affect future financial results including, without limitation, acquisition and growth strategies, market risk, the effect of competition and interest rates on net interest margin and net interest income, investment strategy and income growth, investment securities gains, other-than-temporary impairment of investment securities, deposit and loan growth, asset quality, balances of risk-sensitive assets to risk-sensitive liabilities, employee benefits and other expenses, amortization of intangible assets, goodwill impairment, capital and liquidity strategies and other financial and business matters for future periods.
For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” set forth in the Corporation’s filings with the Securities and Exchange Commission.

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2007